Dated	November 2008

Protrust Financial Services Group S.A.

and

Premier Wealth Management, Inc.
(formerly Tally-Ho Ventures, Inc.)

and

Master Trust S.A.
(formerly Protrust Private Clients S.A.)

DEED OF SETTLEMENT

ADDLESHAW GODDARD

Contents

1	Interpretation	1
2	Exchange	3
3	Full and final settlement	3
4	Bank points	4
5	Communication of Settlement	4
6	Non-admission of liability	4
7	Confidentiality	4
8	Remedies and waivers	5
9	Successors and assignees	5
10	Representations	5
11	Entire Agreement	5
12	Cost and expenses	6
13	Co-operation	6
14	Invalidity	6
15	Counterparts	6
16	Choice of governing law and jurisdiction	6

SCHEDULE - IRREVOCABLE STOCK POWER		8

This Deed of Settlement is made on November 2008

Between

(1)	Protrust Financial Services Group S.A. whose registered office is at Via Frasca 5, P.O. Box 5237, CH-6901, Lugano, Switzerland (Protrust);

(2)	Premier Wealth Management, Inc. (formerly Tally-Ho Ventures, Inc.) (No. 3594839) whose registered office is at 3422 Old Capitol Trail, Suite 584, Wilmington, New Castle 19808, Delaware, USA (PWM); and

(3)	Master Trust S.A. (formerly Protrust Private Clients SA) (No. CH-514.3.008.409-1) whose registered office is at Corso Elvezia 4, CH-6900, Lugano, Switzerland (Master Trust);

each of the above being a Party and together the Parties to this Deed.

Whereas

(A)
Protrust and PWM entered into an agreement, dated 4 August 2006, in accordance with which Protrust agreed to sell (and did sell) and PWM agreed to buy (and did buy) all of the issued shares in Master Trust. The consideration for the transaction was to be satisfied by PWM by a payment of US$2m on the date of completion, by the provision of a promissory note under the terms of which PWM agreed to pay Protrust the sum of US$3m and by the issue to Protrust of 1,500,000 shares in PWM. In addition, PWM granted to Protrust a put option in relation to the PWM Shares in accordance with the terms of which, on written demand by Protrust at any time during 2007, PWM agreed to buy some or all of the PWM Shares from Protrust at a price of US$2 per share.

(B)
On 15 April 2008, Protrust issued a claim against PWM in the Commercial Court, Queen's Bench Division of the High Court of Justice of England and Wales, at the Royal Courts of Justice in London with the Claim No. 2008 Folio 362. The claim was for damages for breach of the Put Option. On 11 July 2008, Protrust entered a judgment in default of a Defence against PWM in the sum of US$1,986,681.85 plus costs.

(C)
The Parties have now agreed to a full and final settlement of Protrust's claim in respect of the Put Option and of any and all other issues which may arise between them in relation to PWM's acquisition of all of the issued shares in Master Trust.

It is agreed

1	Interpretation

1.1	In this Deed and the recitals to it:

Action means the claim issued by Protrust against PWM in the Commercial Court, Queen's Bench Division of the High Court of Justice of England and Wales, at the Royal Courts of Justice in London with the Claim No. 2008 Folio 362

Associated Company means a company which is from time to time a subsidiary or a holding company of Protrust or PWM or a subsidiary of a holding company of Protrust or PWM or either of them (other than Protrust and PWM themselves) In this definition subsidiary and holding company have the same meanings as in Section 736 of the Companies Act 1985, as originally enacted

Bank Points means a rebate of the margin charged by banks in respect of loans made to the customers of Master Trust which typically amounts to 0.2 to 0.25 per cent. of the value of loans outstanding payable annually

Claim means the Action and/or any claim, potential claim, counterclaim, potential counterclaim, right of set-off or indemnity, cause of action, liability, loss, damage, right or interest of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, however and whenever arising and in whatever capacity and jurisdiction, including without limitation a claim for interest or costs

Exchange Date has the meaning provided in clause 2

Protrust Group means Protrust and each of its Associated Companies, affiliates, directors, officers, employees, agents, advisers, representatives, successors and assigns from time to time, including each of the above in their several and individual capacities and, for the avoidance of any doubt, includes Mr Alexander Bell, Chief Executive Officer of Protrust whose address is c/o Protrust Financial Services Group S.A., Via Frasca 5, P.O. Box 5237, CH-6901, Lugano, Switzerland.

PWM Group means PWM and each of its Associated Companies, affiliates, directors, officers, employees, agents, advisers, representatives, successors and assigns from time to time, including each of the above in their several and individual capacities

PWM Shares means 1,500,000 duly authorised, validly issued and fully paid shares of common stock in the capital of PWM which are held by Protrust which were issued to Protrust as part of the consideration for PWM's acquisition of Master Trust in August 2006 and which were subject to the Put Option

Proceedings means any legal, arbitral, administrative, regulatory or other action or proceeding

Promissory Note means the promissory note between PWM and Protrust, dated on or about 4 August 2006

Put Option means the put option deed between Protrust and PWM, dated on or about 4 August 2006, in relation to the PWM Shares

Settled Claims means all Claims, rights, actions and causes of action (including claims for interest and costs) existing as at the date hereof which either Party has or may have against the other arising out of or in connection with PWM's acquisition of all of the issued shares in Protrust Private Client SA (now Master Trust) including, but not limited to, the Action, or out of or in connection with any agreement entered into between the Parties or action taken by either Party against the other since 1 August 2006 (including, but not limited to, the Put Option, the Promissory Note, the Share Pledge Agreement and the Transitional Services Agreement) in connection with PWM's acquisition of all of the issued shares in Protrust Private Clients SA (now Master Trust) or relating to any PWM Shares held by any member of the Protrust Group, any other securities of PWM acquired by any member of the Protrust Group, or any private or public statement, disclosure document or public filing made with the United States Securities and Exchange Commission (save in relation to any claims connected to or arising from wilful concealment, bad faith or fraud (or their equivalent in other jurisdictions)).

Settlement Sum means the amount of US$1,000,000 to be paid by PWM to Protrust pursuant to clause 3

Share Pledge Agreement means the share pledge agreement between PWM, Protrust and Master Finance Holdings SA and dated on or about 4 August 2006.

Transitional Services Agreement means the transitional services agreement between Protrust, PWM and Master Trust, dated on or about 4 August 2006

1.2	The headings in this Deed are for convenience only and do not affect its construction or interpretation.

2	Exchange

2.1
Exchange shall take place on the day on which Ashurst LLP and Addleshaw Goddard LLP have received counterparts to this Deed executed by each of the parties hereto and date this Deed (having been authorised to do so by Protrust and PWM respectively) (the "Exchange Date").

2.2
Upon exchange PWM agrees to cause the Settlement Sum to be paid to Protrust for value such payment to be made in cleared funds on the Exchange Date by telegraphic/Swift transfer to the account of Protrust at:

Bank. XXXXXXXXXXXXXXXXXXXX

Account No. XXXXXXXXXXXXXXXX

IBAN No. XXXXXXXXXXXXXX

BIC: XXXXXXXXXXX

3	Full and final settlement

3.1	Upon payment of the Settlement Sum in accordance with clause 2.2 above Protrust shall:

(a)
(on behalf of itself and the Protrust Group) accept payment of the Settlement Sum and the agreement by the PWM Group to fulfil the obligations and give the covenant contained in this Deed in full and final settlement of any Settled Claims that Protrust and/or any member of the Protrust Group has or may have against PWM or any member of the PWM Group; and

(b)
execute the irrevocable stock power share transfer of the PWM Shares in favour of PWM for cancellation (in the form set out in the Schedule to this Deed and send such executed share transfer form by recorded delivery to Addleshaw Goddard LLP (marked for the attention of Robert Harvey) and PWM agrees to accept such transfer. Protrust agrees to take all such further actions and execute and provide to PWM all such further documents as may be reasonably necessary to effect the transfer of the PWM shares to PWM and Protrust shall be reimbursed by PWM for any reasonable costs and/or expenses which Protrust incurs in complying with this clause 3.1(b).

3.2	The Settlement Sum is paid gross of all taxes and any tax liability arising out of or in connection with the Settlement Sum shall be for the sole account of Protrust.

3.3
Save in relation to the obligations arising under this Deed, Protrust agrees that, upon payment of the Settlement Sum, it shall, and shall procure that all members of the Protrust Group shall release and discharge PWM and all members of the PWM Group from any liability to, or Claim by, Protrust, any member of the Protrust Group and/or any other person on behalf of Protrust (including its successors and assigns), arising out of or in connection with the Settled Claims.

3.4
Save in relation to the obligations arising under this Deed, PWM agrees that, upon payment of the Settlement Sum, it shall, and shall procure that all members of the PWM Group shall release and discharge Protrust and all members of the Protrust Group from any liability to, or Claim by, PWM, any member of the PWM Group and/or any other person on behalf of PWM (including its successors and assigns), arising out of or in connection with the Settled Claims.

3.5
Subject to payment of the Settlement Sum, PWM and each of the companies in the PWM Group and Protrust and each of the companies in the Protrust Group covenant that neither it nor any member of the PWM Group or the Protrust Group respectively will bring any Claims or commence any Proceedings whatsoever in any jurisdiction against PWM or any member of the PWM Group, Protrust, or any member of the Protrust Group arising from, or in connection with the Settled Claims.

4	Bank points

PWM, each of the companies in the PWM Group and Master Trust unconditionally and irrevocably waive any past or future right or entitlement to or in respect of the Bank Points and hereby agree and acknowledge that the Bank Points are and shall remain due and payable to the Protrust Group as they arise.

5	Communication of Settlement

5.1
PWM and each of the companies in the PWM Group agree to consult with Protrust and to take into account any reasonable written comments from Protrust (to be provided within 3 days of the date on which the draft filing is provided to Ashurst LLP) on the content of the regulatory filings that PWM is required to make in relation to the settlement of the Action and the contents of this Deed.

5.2
Subject to payment of the Settlement Sum, Protrust agrees that it shall instruct Ashurst LLP to write to Addleshaw Goddard LLP to confirm that the judgment for the Claimant in default, dated 11 July 2008 is satisfied and to confirm that Protrust consents to an entry in the Register of Judgments, Orders and Fines to that effect.

6	Non-admission of liability

It is expressly agreed and acknowledged by each of the Parties that the execution and performance of this Deed is not, and will not be presented or construed as, any admission of any liability on the part of any of the Parties save in respect of the performance of the terms of this Deed and any obligations arising hereunder.

7	Confidentiality

7.1
Each Party covenants that it will keep confidential the contents of this Deed and the terms of all negotiations entered into between the Parties or their respective advisors in connection with this Deed, including all information and documentation generated or obtained (whether received in writing or orally) by each Party in connection with the dispute and such negotiations (Confidential Information) and that it shall not disclose the Confidential Information to any other person except:

(a)	to another of the Parties or members of their respective Groups; and/or

(b)	to the Parties’ respective Auditors, legal and financial advisors, consultants, bankers and any relevant insurer; and/or

(c)	if and to the extent required by the law of any relevant jurisdiction; and/or

(d)
subject to clause 5.1 above, if and to the extent required by any securities exchange or regulatory or governmental body to which that Party is subject or submits, wherever situated, whether or not the requirement for information has the force of law;

(e)	where full details of this Deed have already come into the public domain other than as a result of a disclosure by any Party; and/or

(f)	to enable enforcement of this Deed; and/or

(g)	save as is set out at (a) to (f) above with the prior written consent of the other Party to this Deed, such consent not to be unreasonably withheld.

7.2
Each Party covenants that neither it nor any member of the Protrust Group or the PWM Group (respectively) shall make nor permit to be made any statements (whether oral or written) which touch upon or concern each Party's relationship with the other Party or any Associated Company of the other Party which are critical, adverse, negative or derogatory, or which might be detrimental to the interests of the other Party and/or any Associated Company and/or its or their clients, customers, suppliers, employees, consultants, directors and/or officers.

8	Remedies and waivers

No delay or omission on the part of any of the Parties in exercising any right, power or remedy provided by law, or under this Deed, shall impair such right, power or remedy or operate as a waiver thereof, and the single or partial exercise of any right, power or remedy provided by law, or under this Deed, shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

9	Successors and assignees

The benefits of this Deed shall enure to the benefit of the successors in title and assignees of each of the Parties.

10	Representations

Each of the Parties to this Deed represents and warrants to each of the other Parties that such Party has the capacity, power and authority to enter into this Deed and the obligations assumed by such Party are such Party’s legal and valid obligations.

11	Entire Agreement

11.1	This Deed constitutes the whole and only agreement between the Parties relating to the subject matter of this Deed and shall only take effect in relation to each Party upon its execution of this Deed.

11.2	This Deed may only be varied in writing signed by each of the Parties.

12	Cost and expenses

Each Party shall bear its own costs and expenses in relation to the dispute and in relation to the negotiation, preparation, execution and implementation of this Deed.

13	Co-operation

The Parties shall deliver or cause to be delivered such instruments and other documents at such times and places as are reasonably necessary or desirable, and shall take any other action reasonably requested by the other party for the purpose of putting this Deed into effect.

14	Invalidity

If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; or

(b)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Deed.

15	Counterparts

This Deed may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has signed at least one counterpart. Each counterpart shall constitute an original of this Deed, but all the counterparts shall together constitute one and the same instrument.

16	Choice of governing law and jurisdiction

16.1	This Deed shall be governed by, and construed in accordance with, English law.

16.2
The Courts of England are to have exclusive jurisdiction to settle any dispute arising out of, or in connection with, this Deed. Any proceeding, suit or action arising out of, or in connection with, this Deed shall therefore be brought in the English courts.

This document is executed as a deed and is delivered and takes effect at the date written at the beginning of it.

Signed as a deed	)
by Protrust Financial Services Group S.A.	)
acting by a director	)	Director
in the presence of	)

____________________________
Signature of witness

Print Name:___________________

Address:

Signed as a deed	)
by Premier Wealth Management, Inc.	)
acting by a director	)	Director
in the presence of	)

____________________________
Signature of witness

Print Name:___________________

Address:

Signed as a deed	)
by Master Trust S.A.	)
acting by a director	)	Director
in the presence of	)

____________________________
Signature of witness

Print Name:___________________

Address:

SCHEDULE
IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby irrevocably sell, assign and transfer to: Premier Wealth Management, Inc., a corporation formed under the laws of the State of Delaware and formerly known as Tally Ho Ventures, Inc. (the “Company”), One Million Five Hundred Thousand (1,500,000) shares of the Common Stock of Premier Wealth Management, Inc. standing in his, hers or its name(s) on the books of said corporation represented by Certificate No(s) __ herewith, and do hereby irrevocably constitute and appoint __________________________________________as attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

(if Shareholder is a Corporation)		(if Shareholder is an individual)

(Name, type of entity, and state of organization)

By:		Signature:

Print Name:		Print Name:

Title:

Dated	October __, 2008	Dated	____________________________, 2008

NOTARY/APOSTILE OR MEDALLION SIGNATURE GUARANTEE: